As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JDS Uniphase Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2579683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1768 Automation Parkway

San Jose, California 95131

(408) 546-5000

(Address, including ZIP Code and Telephone Number, Including Area Code, of Principal Executive Offices)

2005 Acquisition Equity Incentive Plan

(Full Title of the Plan)

Kevin J. Kennedy

Chief Executive Officer

JDS Uniphase Corporation

1768 Automation Parkway

San Jose, California 95131

(408) 546-5000

(Name, Address Including Zip Code and Telephone Number Including Area Code of Agent for Service of Process)

Copies to:

Christopher S. Dewees, Esq.	Michael C. Phillips, Esq.
Senior Vice President and General Counsel	Morrison & Foerster LLP
JDS Uniphase Corporation	755 Page Mill Road
1768 Automation Parkway	Palo Alto, CA 94304
San Jose, CA 95131	(650) 813-5600
(408) 546-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
2005 Acquisition Equity Incentive Plan, Common Stock, par value $0.001 per share	16,000,000	$1.98	$31,680,000	$3,729.00

(1)	This registration statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the prospectus or Plan.
(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of JDS Uniphase Corporation Common Stock.
(3)	Pursuant to Rule 457(h), because the price of the shares to be issued pursuant to the Plan is not currently determinable, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high ($2.04) and low ($1.92) sale prices of JDS Uniphase Corporation Common Stock as reported on the NASDAQ National Market System on September 26, 2005 (which is a date within five business days of the date of filing of this registration statement).

The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INTRODUCTION

JDS Uniphase Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 to register 16,000,000 shares of Common Stock issuable under the Registrant’s 2005 Acquisition Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428 (b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectus or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference:

(a)	The Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended June 30, 2005.

(b)	The Registrant’s Current Reports on Form 8-K filed on August 10, 2005, August 23, 2005, September 9, 2005 and September 23, 2005.

(c)	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A dated November 15, 1993, and any other amendment or report filed for the purpose of updating such description.

(d)	The description of Registrant’s preferred share purchase rights contained in Amendment No. 5 to Registrant’s Registration Statement on Form 8-A dated February 15, 2003, and any other amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part of such registration statement from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1(1)	JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.2(2)	Form of Stock Option Agreement under the JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.3(3)	Form of Restricted Stock Unit Agreement under the JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.4(4)	Restated Certificate of Incorporation of JDS Uniphase Corporation

4.5(5)	Amended and Restated Bylaws of JDS Uniphase Corporation

4.6(6)	Fifth Amended and Restated Rights Agreement between JDS Uniphase Corporation and American Stock Transfer & Trust Company

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference to the same exhibit filed with the Registrant’s Current Report on Form 8-K, filed August 23, 2005.
(2)	Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended June 30, 2005.
(3)	Incorporated by reference to Exhibit 10.7 filed with the Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended June 30, 2005.
(4)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K/A, filed February 13, 2001.
(5)	Incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K, filed September 16, 2004.
(6)	Incorporated by reference to Exhibit 1 of the Registrant’s Registration Statement on Form 8-A12G/A, filed February 18, 2003.

Item 9. Undertakings

(A) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California, on September 30, 2005.

By:	/s/ Kevin J. Kennedy
Kevin J. Kennedy
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of JDS UNIPHASE CORPORATION, a Delaware corporation, do hereby constitute and appoint Kevin J. Kennedy, Chief Executive Officer and David Vellequette, Senior Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin J. Kennedy Kevin J. Kennedy	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2005

/s/ David Vellequette David Vellequette	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30. 2005

/s/ Richard E. Belluzzo Richard E. Belluzzo	Director	September 30, 2005

/s/ Bruce D. Day Bruce D. Day	Director	September 30, 2005

/s/ Robert E. Enos Robert E. Enos	Director	September 30, 2005

/s/ Peter A. Guglielmi Peter A. Guglielmi	Director	September 30, 2005

/s/ Martin A. Kaplan Martin A. Kaplan	Director	September 30, 2005

/s/ Richard T. Liebhaber Richard T. Liebhaber	Director	September 30, 2005

/s/ Casimir S. Skrzypczak Casimir S. Skrzypczak	Director	September 30, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.2(2)	Form of Stock Option Agreement under the JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.3(3)	Form of Restricted Stock Unit Agreement under the JDS Uniphase Corporation 2005 Acquisition Equity Incentive Plan

4.4(4)	Restated Certificate of Incorporation of JDS Uniphase Corporation

4.5(5)	Amended and Restated Bylaws of JDS Uniphase Corporation

4.6(6)	Fifth Amended and Restated Rights Agreement between JDS Uniphase Corporation and American Stock Transfer & Trust Company

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference to the same exhibit filed with the Registrant’s Current Report on Form 8-K, filed August 23, 2005.
(2)	Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended June 30, 2005.
(3)	Incorporated by reference to Exhibit 10.7 filed with the Registrant’s Annual Report on Form 10-K as filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended June 30, 2005.
(4)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K/A, filed February 13, 2001.
(5)	Incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K, filed September 16, 2004.
(6)	Incorporated by reference to Exhibit 1 of the Registrant’s Registration Statement on Form 8-A12G/A, filed February 18, 2003.